Exhibit 99.1

NYSE: BOH

Media Inquiries

Stafford Kiguchi

Telephone: 808-694-8580

Mobile: 808-265-6367

E-mail: Stafford.Kiguchi@boh.com

Investor/Analyst Inquiries

Cindy Wyrick

Telephone: 808-694-8430

E-mail: Cindy.Wyrick@boh.com

Bank of Hawaii Corporation First Quarter 2008 Financial Results

•                  Diluted Earnings Per Share $1.18

•                  Net Income for the Quarter $57.2 Million

•                  Board of Directors Declares Dividend of $0.44 Per Share

•                  Chief Financial Officer Announces Future Plans

FOR IMMEDIATE RELEASE

HONOLULU, HI (April 21, 2008) — Bank of Hawaii Corporation (NYSE: BOH) today reported diluted earnings per share of $1.18 for the first quarter of 2008, an increase of $0.24 or 25.5 percent from diluted earnings per share of $0.94 in the same quarter last year.  Net income for the first quarter of 2008 was $57.2 million, up $9.9 million or 20.9 percent from net income of $47.3 million in the first quarter of 2007.  Results for the first quarter of 2008 included proceeds from two transactions: $13.7 million related to the mandatory redemption of a portion of the Company’s interest in Visa shares and $11.6 million related to a lessee’s early buy-out of an aircraft lease. Additionally, the Company reversed $5.6 million of legal expenses related to Visa and released previously accrued income taxes related to the aircraft lease.  Partially offsetting these credits were expenses for employee incentives, contingencies, contributions to the Bank of Hawaii Charitable Foundation, and a call premium on the Company’s Trust Preferred Securities.  The Company also increased the allowance for loan and lease losses.  The net effect of these items was an increase in net income for the first quarter of $9.5 million or $0.20 per diluted share.

The return on average assets for the first quarter of 2008 was 2.16 percent, up from 1.83 percent during the same quarter last year.  The return on average equity for the first quarter of 2008 was 29.88 percent compared to 27.00 percent for the first quarter of 2007.  The efficiency ratio for the first quarter of 2008 improved to 49.62 percent compared to 51.62 percent in the same quarter last year.

“Bank of Hawaii Corporation began 2008 with solid financial performance,” said Allan R. Landon, Chairman and CEO.  “Our margin expanded, net charge-offs were unchanged from the previous quarter, noninterest revenue increased and our core expenses were controlled.  Average loans and deposits grew during the quarter and the overall credit quality of our portfolio remained solid.  We further strengthened our balance sheet in anticipation of a slowing economy.  The special gains will allow us to reward our employees and support our community.”

- more -

130 Merchant Street • PO Box 2900 • Honolulu HI 96846-6000 • Fax 808-537-8440 • Website www.boh.com

Hawaii Economy

During the first quarter of 2008 Hawaii’s economy remained relatively solid when compared to many other states.  Visitor levels compared favorably with last year.  Home prices and unemployment in Hawaii were stable.  Residential construction has slowed gradually and commercial construction has held up well.  However, recent airline bankruptcies and cruise ship relocations are likely to constrain future visitor levels.  And inflation is expected to be higher than previous estimates, primarily due to energy and food costs.  The impact of these adverse factors is likely to further slow the economy in Hawaii.

Financial Highlights

Net interest income, on a taxable equivalent basis, for the first quarter of 2008 was $102.4 million, up $4.0 million from net interest income of $98.4 million in the first quarter of 2007 and up $2.7 million from net interest income of $99.7 million in the fourth quarter of 2007.  The increase compared to the previous quarters was largely due to decreased funding costs.  Analyses of the changes in net interest income are included in Tables 7a and 7b.

The net interest margin was 4.17 percent for the first quarter of 2008, a 10 basis point increase from 4.07 percent in the first quarter of 2007 and a 5 basis point increase from 4.12 percent in the fourth quarter of 2007.

Results for the first quarter of 2008 included a provision for credit losses of $14.4 million compared with $2.6 million in the first quarter of 2007 and $5.4 million in the fourth quarter of 2007.  The provision for credit losses exceeded net charge-offs of $5.4 million by $9 million in the first quarter of 2008.  The provision for credit losses equaled net charge-offs in the comparable prior quarters.

Noninterest income was $86.1 million for the first quarter of 2008, an increase of $25.2 million compared to $61.0 million in the first quarter of 2007 and up $25.9 million from $60.3 million in the fourth quarter of 2007.  Noninterest income in the first quarter of 2008 included gains of $13.7 million related to the previously mentioned Visa share redemption and $11.6 million for the disposition of an aircraft lease.  Results for the first quarter of 2007 included a gain of $2.3 million on the disposal of leased equipment.  Fourth quarter 2007 noninterest revenue included a gain of $3.1 million on the sale of unused real estate.  Adjusted for these items, noninterest revenue was $60.8 million in the first quarter of 2008 compared with $58.7 in the first quarter of 2007 and $57.2 million in the fourth quarter of 2007.

Noninterest expense was $93.4 million in the first quarter of 2008, up $11.3 million from noninterest expense of $82.1 million in the same quarter last year and up $1.4 million from $92.0 million in the previous quarter.  Noninterest expense in the first quarter of 2008 included the previously mentioned reversal of $5.6 million related to Visa litigation and accruals of $9.0 million for employee incentives, $3.0 million for legal contingency reserves, $2.3 million for charitable contributions, $1.0 million for the call premium, and $0.6 million for separation costs.  The employee incentives include $4.6 million for grants to purchase Company stock and $4.4 million for earnings-based incentives.  Noninterest expense in the fourth quarter of 2007 included the previously mentioned Visa charge of $5.6 million and $1.8 million due to a fraud loss.  Adjusted for these items, noninterest expense was $83.2 million in the first quarter of 2008 compared with $84.6 million in the fourth quarter of 2007.  An analysis of salary and benefit expenses is included in Table 8.

2

The efficiency ratio for the first quarter of 2008 was 49.62 percent, down from 51.62 percent in the same quarter last year and down from 57.61 percent in the previous quarter.  Adjusted for the income and expense items previously discussed, the efficiency ratio for the first quarter of 2008 was 51.04 percent, down from 52.37 percent in the same quarter last year and down from 54.02 percent in the previous quarter.  Details of these items are included in Table 2.

The effective tax rate for the first quarter of 2008 was 28.88 percent compared to 36.33 percent during the same quarter last year and 34.37 percent in the previous quarter.  The lower effective tax rate in the first quarter of 2008 was primarily due to the disposition of the aircraft lease.  Pre-tax gains from this sale would have resulted in an income tax expense of approximately $4.6 million, based on statutory income tax rates.  However, due to the timing and the adjustment of previously recognized income tax liabilities, the transaction resulted in a $1.4 million income tax benefit.  The total income tax benefit from this transaction was approximately $6.0 million.

The Company’s business segments are defined as Retail Banking, Commercial Banking, Investment Services, and Treasury.  Results are determined based on the Company’s internal financial management reporting process and organizational structure.  Selected financial information for the business segments is included in Table 12.

Asset Quality

The Company’s overall asset quality remained solid during the three months ended March 31, 2008 with low, albeit increasing, levels of internally criticized loans and leases and non-performing assets.  The Company’s credit risk profile reflects the relative strength of the Hawaii economy.

Non-accrual loans and leases were $5.8 million at March 31, 2008, up from $5.4 million at March 31, 2007 and up from $5.1 million at December 31, 2007.  The increase was primarily due to residential mortgage loans and purchased equipment.  As a percentage of total loans and leases, non-accrual loans at March 31, 2008 of 0.09 percent remain near historic lows.

Total non-performing assets were $6.0 million at the end of the first quarter of 2008, up slightly from $5.8 million at the end of the same quarter last year and up from $5.3 million at the end of the previous quarter due to the increase in non-accrual loans.  The ratio of non-performing assets to total loans, and foreclosed real estate at March 31, 2008 was 0.09 percent, unchanged from March 31, 2007 and up slightly from 0.08 percent at December 31, 2007.

Net charge-offs during the first quarter of 2008 were $5.4 million or 0.33 percent annualized of total average loans and leases.  Charge-offs during the quarter of $8.0 million were partially offset by recoveries of $2.6 million.  Net charge-offs during the first quarter of 2007 were $2.6 million, or 0.16 percent annualized, and were comprised of charge-offs of $6.6 million partially offset by recoveries of $4.0 million, including the partial recovery of $2.1 million on an aircraft lease charged off during the third quarter of 2005.  Net charge-offs in the fourth quarter of 2007 were $5.4 million, or 0.33 percent annualized, and were comprised of charge-offs of $7.2 million partially offset by recoveries of $1.7 million.

The allowance for loan and lease losses was increased by $9.0 million to $100.0 million at March 31, 2008, up from $91.0 million at March 31, 2007 and December 31, 2007.  The ratio of the allowance for loan and lease losses to total loans was 1.52 percent at March 31, 2008, an

3

increase from 1.40 percent at March 31, 2007 and up from 1.38 percent at December 31, 2007.  The increase in the allowance for loan and lease losses reflects increased risk in the Company’s air transportation exposure, small business and consumer portfolios.  The reserve for unfunded commitments at March 31, 2008 was $5.2 million, unchanged from March 31, 2007 and from December 31, 2007.  Details of charge-offs, recoveries and the components of the total reserve for credit losses are summarized in Table 11.

Other Financial Highlights

Total assets were $10.82 billion at March 31, 2008, up $331 million from $10.49 billion at March 31, 2007 and up $350 million from $10.47 billion at December 31, 2007.  The increase compared with the previous quarter was largely due to improved liquidity.

Total loans and leases were $6.58 billion at March 31, 2008, up $72 million from $6.51 billion at March 31, 2007 and essentially flat compared with December 31, 2007.  Average loans and leases were $6.59 billion during the first quarter of 2008, up $26 million from $6.56 billion during the first quarter last year and up $7 million from $6.58 billion during the previous quarter.

Total commercial loans and were $2.39 billion at March 31, 2008, up $26 million from $2.36 billion at March 31, 2007 and up $8 million from $2.38 billion at December 31, 2007.  Total consumer loans were $4.19 billion at March 31, 2008, up $46 million from $4.15 billion at March 31, 2007 and down $9 million from $4.20 billion at December 31, 2007.  The decrease in consumer loan balances compared with the previous quarter is largely due to a reduction in automobile and unsecured consumer installment loans.  Loan and lease portfolio balances are summarized in Table 9.

Total deposits were $8.10 billion at March 31, 2008, up $150 million from $7.95 billion at March 31, 2007 and up $160 million from $7.94 billion at December 31, 2007.  The increase in deposits was largely due to growth in consumer noninterest-bearing demand and savings deposits.  Average total deposits were $7.95 billion during the first quarter of 2008, up $31 million from $7.92 billion during the first quarter last year and up $150 million from $7.80 billion during the previous quarter.

During the first quarter of 2008, the Company repurchased 652.9 thousand shares of common stock at a total cost of $31.4 million under its share repurchase program.  The average cost was $48.03 per share repurchased.  From the beginning of the share repurchase program in July 2001 through March 31, 2008, the Company has repurchased 45.0 million shares and returned nearly $1.6 billion to shareholders at an average cost of $35.27 per share.  From April 1, 2008 through April 18, 2008, the Company repurchased an additional 65.0 thousand shares of common stock at an average cost of $48.90 per share.  Remaining buyback authority under the share repurchase program was $59.8 million at April 18, 2008.

At March 31, 2008, the Tier 1 leverage ratio was 6.99 percent compared to 6.80 percent at March 31, 2007 and 7.04 percent at December 31, 2007.

The Company’s Board of Directors has declared a quarterly cash dividend of $0.44 per share on the Company’s outstanding shares.  The dividend will be payable on June 13, 2008 to shareholders of record at the close of business on May 30, 2008.

4

Dan Stevens, Vice Chairman and Chief Financial Officer announced that he intends to resign those positions on April 25, 2008.  Dan moved to Hawaii and joined the Company in May 2007.  After helping transition to a new Chief Financial Officer, Stevens plans to return to the Mainland where he will be closer to family.  CEO Landon said, “We appreciate Dan’s contributions and wish him well in the future.”  The Company expects to announce the new Chief Financial Officer upon election by the Board of Directors in the near future.

Conference Call Information

The Company will review its first quarter 2008 financial results today at 8:00 a.m. Hawaii Time (2:00 p.m. Eastern Time).  The conference call will be accessible via teleconference and via the Investor Relations link of Bank of Hawaii Corporation’s web site, www.boh.com.  The conference call number for participants in the United States is 888-396-2386.  International participants should call 617-847-8712.  No pass code is required.  A replay of the conference call will be available for one week beginning Monday, April 21, 2008 by calling 888-286-8010 in the United States or 617-801-6888 internationally and entering the pass code number 60965519 when prompted.  A replay will also be available via the Investor Relations link of the Company’s web site.

Forward-Looking Statements

This news release, and other statements made by the Company in connection with it may contain “forward-looking statements”, such as forecasts of our financial results and condition, expectations for our operations and business prospects, and our assumptions used in those forecasts and expectations.  Do not unduly rely on forward-looking statements.  Actual results might differ significantly from our forecasts and expectations because of a variety of factors. More information about these factors is contained in Bank of Hawaii Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the U.S. Securities and Exchange Commission.  We have not committed to update forward-looking statements to reflect later events or circumstances.

Bank of Hawaii Corporation is a regional financial services company serving businesses, consumers and governments in Hawaii, American Samoa and the West Pacific.  The Company’s principal subsidiary, Bank of Hawaii, was founded in 1897 and is the largest independent financial institution in Hawaii.  For more information about Bank of Hawaii Corporation, see the Company’s web site, www.boh.com.

# # # #

5

Bank of Hawaii Corporation and Subsidiaries

Financial Highlights (Unaudited)		Table 1
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands, except per share amounts)	2008	2007	2007
For the Period:
Net Interest Income	$102,180	$99,447	$98,137
Total Noninterest Income	86,125	60,257	60,960
Total Noninterest Expense	93,432	92,002	82,123
Net Income	57,215	40,860	47,335
Basic Earnings Per Share	1.19	0.84	0.96
Diluted Earnings Per Share	1.18	0.83	0.94
Dividends Declared Per Share	0.44	0.44	0.41

Net Income to Average Total Assets	2.16%	1.55%	1.83%
Net Income to Average Shareholders’ Equity	29.88	21.51	27.00
Efficiency Ratio [1]	49.62	57.61	51.62
Operating Leverage [2]	40.13	(13.59)	6.72
Net Interest Margin [3]	4.17	4.12	4.07
Dividend Payout Ratio [4]	36.97	52.38	42.71
Leverage Ratio [5]	6.99	7.04	6.80

Average Loans and Leases	$6,587,918	$6,581,183	$6,561,848
Average Assets	10,643,904	10,446,262	10,481,773
Average Deposits	7,952,546	7,802,750	7,921,463
Average Shareholders’ Equity	770,157	753,499	711,118
Average Shareholders’ Equity to Average Assets	7.24%	7.21%	6.78%

Market Price Per Share of Common Stock:
Closing	$49.56	$51.14	$53.03
High	52.93	55.94	54.81
Low	40.95	47.56	50.11

	March 31,	December 31,	March 31,
	2008	2007	2007
As of Period End:
Loans and Leases	$6,579,337	$6,580,861	$6,507,152
Total Assets	10,822,801	10,472,942	10,491,957
Total Deposits	8,102,855	7,942,372	7,952,937
Long-Term Debt	239,389	235,371	260,308
Total Shareholders’ Equity	766,747	750,255	711,031

Non-Performing Assets	$6,045	$5,286	$5,836

Allowance to Loans and Leases Outstanding	1.52%	1.38%	1.40%

Book Value Per Common Share	$15.98	$15.44	$14.32

Full-Time Equivalent Employees	2,538	2,594	2,578
Branches and Offices	83	83	83

1          Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and total noninterest income).

2          Operating leverage is defined as the percentage change in income before provision for credit losses and provision for income taxes. Measures are presented on a linked quarter basis.

3          Net interest margin is defined as net interest income, on a taxable equivalent basis, as a percentage of average earning assets.

4          Dividend payout ratio is defined as dividends declared per share divided by basic earnings per share for the quarter.

5          Tier 1 Capital includes $26.4 million in Capital Securities of which the call option was exercised, but the liability was not extinguished as of March 31, 2008.

Bank of Hawaii Corporation and Subsidiaries

Net Significant Income (Expense) Items (Unaudited)		Table 2
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands)	2008	2007	2007
Gain on Mandatory Redemption of Visa Shares	$13,737	$—	$—
Gain on Disposal of Leased Equipment	11,588	—	2,275
Gain on Sale of Real Estate	—	3,095	—
Increase in Allowance for Loan and Lease Losses	(9,000)	—	—
Cash for Stock Grants	(4,640)	—	—
Employee Incentive Awards	(4,386)	—	—
Legal Contingencies and Fraud Loss	(3,016)	(1,756)	—
Bank of Hawaii Charitable Foundation and Other Contributions	(2,250)	—	—
Call Premium on Capital Securities	(991)	—	—
Separation Expense	(615)	—	—
Reversal (Accrual) of Visa Legal Costs	5,649	(5,649)	—
Significant Income (Expense) Items Before the Provision (Benefit) for Income Taxes	6,076	(4,310)	2,275
Provision (Benefit) for Income Taxes	(3,381)	(1,481)	827
Net Significant Income (Expense) Items	$9,457	$(2,829)	$1,448

Bank of Hawaii Corporation and Subsidiaries

Consolidated Statements of Income (Unaudited)		Table 3
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands, except per share amounts)	2008	2007	2007
Interest Income
Interest and Fees on Loans and Leases	$104,413	$111,270	$110,298
Income on Investment Securities
Trading	1,160	814	1,618
Available-for-Sale	34,251	33,591	30,961
Held-to-Maturity	3,239	3,440	4,052
Deposits	195	309	58
Funds Sold	992	356	1,058
Other	426	395	333
Total Interest Income	144,676	150,175	148,378
Interest Expense
Deposits	27,465	33,158	33,375
Securities Sold Under Agreements to Repurchase	10,617	11,754	11,886
Funds Purchased	633	1,936	923
Short-Term Borrowings	34	91	87
Long-Term Debt	3,747	3,789	3,970
Total Interest Expense	42,496	50,728	50,241
Net Interest Income	102,180	99,447	98,137
Provision for Credit Losses	14,427	5,443	2,631
Net Interest Income After Provision for Credit Losses	87,753	94,004	95,506
Noninterest Income
Trust and Asset Management	15,086	15,812	15,833
Mortgage Banking	4,297	2,027	3,371
Service Charges on Deposit Accounts	12,083	12,302	10,967
Fees, Exchange, and Other Service Charges	16,101	16,743	16,061
Investment Securities Gains, Net	130	105	16
Insurance	7,130	4,629	6,215
Other	31,298	8,639	8,497
Total Noninterest Income	86,125	60,257	60,960
Noninterest Expense
Salaries and Benefits	55,473	45,928	45,406
Net Occupancy	10,443	10,300	9,811
Net Equipment	4,321	4,745	4,787
Professional Fees	2,613	3,695	2,543
Other	20,582	27,334	19,576
Total Noninterest Expense	93,432	92,002	82,123
Income Before Provision for Income Taxes	80,446	62,259	74,343
Provision for Income Taxes	23,231	21,399	27,008
Net Income	$57,215	$40,860	$47,335
Basic Earnings Per Share	$1.19	$0.84	$0.96
Diluted Earnings Per Share	$1.18	$0.83	$0.94
Dividends Declared Per Share	$0.44	$0.44	$0.41
Basic Weighted Average Shares	47,965,722	48,525,708	49,427,933
Diluted Weighted Average Shares	48,628,427	49,301,825	50,263,419

Bank of Hawaii Corporation and Subsidiaries

Consolidated Statements of Condition (Unaudited)		Table 4
	March 31,	December 31,	March 31,
(dollars in thousands)	2008	2007	2007
Assets
Interest-Bearing Deposits	$55,916	$4,870	$5,594
Funds Sold	240,000	15,000	97,000
Investment Securities
Trading	99,966	67,286	158,469
Available-for-Sale	2,672,286	2,563,190	2,438,532
Held-to-Maturity (Fair Value of $277,536; $287,644; and $340,636)	277,256	292,577	349,663
Loans Held for Sale	13,096	12,341	19,238
Loans and Leases	6,579,337	6,580,861	6,507,152
Allowance for Loan and Lease Losses	(99,998)	(90,998)	(90,998)
Net Loans and Leases	6,479,339	6,489,863	6,416,154
Total Earning Assets	9,837,859	9,445,127	9,484,650
Cash and Noninterest-Bearing Deposits	314,863	368,402	365,517
Premises and Equipment	116,683	117,177	123,309
Customers’ Acceptances	992	1,112	839
Accrued Interest Receivable	46,316	45,261	49,477
Foreclosed Real Estate	294	184	462
Mortgage Servicing Rights	27,149	27,588	27,005
Goodwill	34,959	34,959	34,959
Other Assets	443,686	433,132	405,739
Total Assets	$10,822,801	$10,472,942	$10,491,957

Liabilities
Deposits
Noninterest-Bearing Demand	$2,000,226	$1,935,639	$1,973,631
Interest-Bearing Demand	1,649,705	1,634,675	1,618,615
Savings	2,728,873	2,630,471	2,648,495
Time	1,724,051	1,741,587	1,712,196
Total Deposits	8,102,855	7,942,372	7,952,937
Funds Purchased	23,800	75,400	72,400
Short-Term Borrowings	9,726	10,427	3,462
Securities Sold Under Agreements to Repurchase	1,231,962	1,029,340	1,050,393
Long-Term Debt (includes $128,932 carried at fair value as of March 31, 2008)	239,389	235,371	260,308
Banker’s Acceptances	992	1,112	839
Retirement Benefits Payable	29,755	29,984	48,363
Accrued Interest Payable	18,322	20,476	17,893
Taxes Payable and Deferred Taxes	300,188	278,218	293,326
Other Liabilities	99,065	99,987	81,005
Total Liabilities	10,056,054	9,722,687	9,780,926
Shareholders’ Equity
Common Stock ($.01 par value; authorized 500,000,000 shares; issued / outstanding: March 2008 - 56,995,352 / 47,990,432; December 2007 - 56,995,447 / 48,589,645; and March 2007 - 56,930,753 / 49,638,731)	568	567	566
Capital Surplus	487,139	484,790	478,123
Accumulated Other Comprehensive Income (Loss)	5,553	(5,091)	(27,356)
Retained Earnings	720,540	688,638	620,034
Treasury Stock, at Cost (Shares: March 2008 - 9,004,920; December 2007 - 8,405,802; and March 2007 - 7,292,022)	(447,053)	(418,649)	(360,336)
Total Shareholders’ Equity	766,747	750,255	711,031
Total Liabilities and Shareholders’ Equity	$10,822,801	$10,472,942	$10,491,957

Bank of Hawaii Corporation and Subsidiaries

Consolidated Statements of Shareholders’ Equity (Unaudited)						Table 5
				Accum.
				Other
				Compre-
				hensive			Compre-
		Common	Capital	Income	Retained	Treasury	hensive
(dollars in thousands)	Total	Stock	Surplus	(Loss)	Earnings	Stock	Income
Balance as of December 31, 2007	$750,255	$567	$484,790	$(5,091)	$688,638	$(418,649)
Cumulative-Effect Adjustment of a Change in Accounting Principle, Net of Tax:
SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115”	(2,736)	—	—	—	(2,736)	—
Comprehensive Income:
Net Income	57,215	—	—	—	57,215	—	$57,215
Other Comprehensive Income, Net of Tax:
Change in Unrealized Gains and Losses on Investment Securities Available-for-Sale	10,595	—	—	10,595	—	—	10,595
Amortization of Net Loss for Pension and Postretirement Plans	49	—	—	49	—	—	49
Total Comprehensive Income							$67,859
Share-Based Compensation	1,751	—	1,751	—	—	—
Net Tax Benefits related to Share-Based Compensation	583	—	583	—	—	—
Common Stock Issued under Purchase and Equity Compensation Plans (95,360 shares)	3,182	1	15	—	(1,378)	4,544
Common Stock Repurchased (686,313 shares)	(32,948)	—	—	—	—	(32,948)
Cash Dividends Paid	(21,199)	—	—	—	(21,199)	—
Balance as of March 31, 2008	$766,747	$568	$487,139	$5,553	$720,540	$(447,053)

Balance as of December 31, 2006	$719,420	$566	$475,178	$(39,084)	$630,660	$(347,900)
Cumulative-Effect Adjustment of a Change in Accounting Principle, Net of Tax:
SFAS No. 156, “Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140”	5,126	—	—	5,279	(153)	—
FSP No. 13-2, “Accounting for a Change or Projected Change in the Timing of Cash Flows Relating to Income Taxes Generated by a Leveraged Lease Transaction”	(27,106)	—	—	—	(27,106)	—
FIN 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109”	(7,247)	—	—	—	(7,247)	—
Comprehensive Income:
Net Income	47,335	—	—	—	47,335	—	$47,335
Other Comprehensive Income, Net of Tax:
Change in Unrealized Gains and Losses on Investment Securities Available-for-Sale	6,241	—	—	6,241	—	—	6,241
Amortization of Net Loss for Pension and Postretirement Plans	208	—	—	208	—	—	208
Total Comprehensive Income							$53,784
Share-Based Compensation	1,317	—	1,317	—	—	—
Net Tax Benefits related to Share-Based Compensation	1,491	—	1,491	—	—	—
Common Stock Issued under Purchase and Equity Compensation Plans (255,918 shares)	5,352	—	137	—	(3,044)	8,259
Common Stock Repurchased (394,247 shares)	(20,695)	—	—	—	—	(20,695)
Cash Dividends Paid	(20,411)	—	—	—	(20,411)	—
Balance as of March 31, 2007	$711,031	$566	$478,123	$(27,356)	$620,034	$(360,336)

Bank of Hawaii Corporation and Subsidiaries

Average Balances and Interest Rates - Taxable Equivalent Basis (Unaudited)								Table 6
	Three Months Ended			Three Months Ended			Three Months Ended
	March 31, 2008			December 31, 2007 [1]			March 31, 2007 [1]
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits	$27.5	$0.2	2.82%	$24.1	$0.3	5.03%	$4.7	$0.1	4.99%
Funds Sold	138.2	1.0	2.84	33.3	0.4	4.19	81.2	1.1	5.21
Investment Securities
Trading	95.7	1.2	4.85	81.0	0.8	4.02	161.9	1.6	4.00
Available-for-Sale	2,631.6	34.5	5.24	2,568.2	33.9	5.27	2,453.2	31.2	5.08
Held-to-Maturity	285.6	3.2	4.54	300.4	3.4	4.58	361.0	4.0	4.49
Loans Held for Sale	10.5	0.1	5.43	8.0	0.1	6.52	7.3	0.1	6.17
Loans and Leases [2]
Commercial and Industrial	1,065.1	16.6	6.26	1,041.2	19.1	7.28	1,076.0	19.8	7.45
Commercial Mortgage	649.1	10.4	6.45	633.4	10.8	6.79	616.5	10.3	6.78
Construction	199.5	3.3	6.73	238.6	4.5	7.50	245.7	4.8	7.97
Commercial Lease Financing	477.9	4.0	3.35	478.1	4.0	3.32	462.1	3.1	2.69
Residential Mortgage	2,519.3	38.6	6.13	2,508.8	38.5	6.15	2,496.3	38.2	6.12
Home Equity	970.8	16.0	6.61	961.5	17.8	7.33	942.2	17.7	7.62
Automobile	438.7	8.9	8.18	444.5	9.2	8.23	426.5	8.5	8.08
Other [3]	267.4	6.5	9.73	275.1	7.2	10.33	296.5	7.8	10.67
Total Loans and Leases	6,587.8	104.3	6.35	6,581.2	111.1	6.72	6,561.8	110.2	6.77
Other	79.5	0.4	2.15	79.5	0.4	1.99	79.4	0.3	1.68
Total Earning Assets [4]	9,856.4	144.9	5.89	9,675.7	150.4	6.19	9,710.5	148.6	6.16
Cash and Noninterest-Bearing Deposits	294.1			284.9			310.5
Other Assets	493.4			485.7			460.7
Total Assets	$10,643.9			$10,446.3			$10,481.7

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	$1,614.3	2.3	0.57	$1,542.5	3.2	0.81	$1,602.4	4.3	1.08
Savings	2,691.8	9.2	1.38	2,679.7	12.9	1.92	2,640.0	12.5	1.91
Time	1,747.2	16.0	3.67	1,731.7	17.0	3.91	1,732.1	16.6	3.90
Total Interest-Bearing Deposits	6,053.3	27.5	1.82	5,953.9	33.1	2.21	5,974.5	33.4	2.27
Short-Term Borrowings	79.7	0.7	3.31	175.2	2.0	4.53	79.7	1.0	5.08
Securities Sold Under Agreements to Repurchase	1,164.2	10.6	3.63	1,052.8	11.8	4.40	1,069.7	11.9	4.47
Long-Term Debt	239.8	3.7	6.26	235.4	3.8	6.43	260.3	3.9	6.12
Total Interest-Bearing Liabilities	7,537.0	42.5	2.26	7,417.3	50.7	2.71	7,384.2	50.2	2.75
Net Interest Income		$102.4			$99.7			$98.4
Interest Rate Spread			3.63%			3.48%			3.41%
Net Interest Margin			4.17%			4.12%			4.07%
Noninterest-Bearing Demand Deposits	1,899.2			1,848.9			1,947.0
Other Liabilities	437.5			426.6			439.4
Shareholders’ Equity	770.2			753.5			711.1
Total Liabilities and Shareholders’ Equity	$10,643.9			$10,446.3			$10,481.7

1  Certain prior period information has been reclassified to conform to current presentation.

2  Non-performing loans and leases are included in the respective average loan and lease balances.  Income, if any, on such loans and leases is recognized on a cash basis.

3  Comprised of other consumer revolving credit, installment, and consumer lease financing.

4  Interest income includes taxable equivalent basis adjustments, based upon a federal statutory tax rate of 35%, of $238,000, $237,000, and $213,000 for the three months ended March 31, 2008, December 31, 2007, and March 31, 2007, respectively.

Bank of Hawaii Corporation and Subsidiaries

Analysis of Change in Net Interest Income - Taxable Equivalent Basis (Unaudited)				Table 7a
	Three Months Ended March 31, 2008
	Compared to December 31, 2007
(dollars in millions)	Volume [1]	Rate [1]	Time [1]	Total
Change in Interest Income:
Interest-Bearing Deposits	$—	$(0.1)	$—	$(0.1)
Funds Sold	0.8	(0.2)	—	0.6
Investment Securities
Trading	0.2	0.2	—	0.4
Available-for-Sale	0.8	(0.2)	—	0.6
Held-to-Maturity	(0.2)	—	—	(0.2)
Loans and Leases
Commercial and Industrial	0.4	(2.7)	(0.2)	(2.5)
Commercial Mortgage	0.3	(0.6)	(0.1)	(0.4)
Construction	(0.7)	(0.5)	—	(1.2)
Residential Mortgage	0.2	(0.1)	—	0.1
Home Equity	0.2	(1.8)	(0.2)	(1.8)
Automobile	(0.1)	(0.1)	(0.1)	(0.3)
Other [2]	(0.2)	(0.4)	(0.1)	(0.7)
Total Loans and Leases	0.1	(6.2)	(0.7)	(6.8)
Total Change in Interest Income	1.7	(6.5)	(0.7)	(5.5)

Change in Interest Expense:
Interest-Bearing Deposits
Demand	0.1	(1.0)	—	(0.9)
Savings	0.1	(3.6)	(0.2)	(3.7)
Time	0.2	(1.0)	(0.2)	(1.0)
Total Interest-Bearing Deposits	0.4	(5.6)	(0.4)	(5.6)
Short-Term Borrowings	(0.9)	(0.4)	—	(1.3)
Securities Sold Under Agreements to Repurchase	1.2	(2.3)	(0.1)	(1.2)
Long-Term Debt	—	(0.1)	—	(0.1)
Total Change in Interest Expense	0.7	(8.4)	(0.5)	(8.2)

Change in Net Interest Income	$1.0	$1.9	$(0.2)	$2.7

1          The changes for each category of interest income and expense are allocated between the portion of changes attributable to the variance in volume, rate, and time for that category.

2          Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries

Analysis of Change in Net Interest Income - Taxable Equivalent Basis (Unaudited)				Table 7b
	Three Months Ended March 31, 2008
	Compared to March 31, 2007
(dollars in millions)	Volume [1]	Rate [1]	Time [1]	Total
Change in Interest Income:
Interest-Bearing Deposits	$0.2	$(0.1)	$—	$0.1
Funds Sold	0.5	(0.6)	—	(0.1)
Investment Securities
Trading	(0.7)	0.3	—	(0.4)
Available-for-Sale	2.3	1.0	—	3.3
Held-to-Maturity	(0.9)	0.1	—	(0.8)
Loans and Leases
Commercial and Industrial	(0.2)	(3.2)	0.2	(3.2)
Commercial Mortgage	0.5	(0.5)	0.1	0.1
Construction	(0.9)	(0.7)	0.1	(1.5)
Commercial Lease Financing	0.1	0.8	—	0.9
Residential Mortgage	0.3	0.1	—	0.4
Home Equity	0.6	(2.5)	0.2	(1.7)
Automobile	0.2	0.1	0.1	0.4
Other [2]	(0.7)	(0.7)	0.1	(1.3)
Total Loans and Leases	(0.1)	(6.6)	0.8	(5.9)
Other	—	0.1	—	0.1
Total Change in Interest Income	1.3	(5.8)	0.8	(3.7)

Change in Interest Expense:
Interest-Bearing Deposits
Demand	—	(2.1)	0.1	(2.0)
Savings	0.2	(3.6)	0.1	(3.3)
Time	0.2	(1.0)	0.2	(0.6)
Total Interest-Bearing Deposits	0.4	(6.7)	0.4	(5.9)
Short-Term Borrowings	—	(0.3)	—	(0.3)
Securities Sold Under Agreements to Repurchase	1.0	(2.4)	0.1	(1.3)
Long-Term Debt	(0.3)	0.1	—	(0.2)
Total Change in Interest Expense	1.1	(9.3)	0.5	(7.7)

Change in Net Interest Income	$0.2	$3.5	$0.3	$4.0

1          The changes for each category of interest income and expense are allocated between the portion of changes attributable to the variance in volume, rate, and time for that category.

2          Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries

Salaries and Benefits (Unaudited)			Table 8
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands)	2008	2007 [1]	2007
Salaries	$28,903	$29,630	$28,124
Incentive Compensation	6,267	3,728	3,619
Cash for Stock Grants	4,640	—	—
Share-Based Compensation	1,648	2,169	1,227
Commission Expense	1,873	1,744	1,993
Retirement and Other Benefits	5,226	4,132	3,769
Payroll Taxes	3,414	2,025	3,522
Medical, Dental, and Life Insurance	2,499	2,464	2,238
Separation Expense	1,003	36	914
Total Salaries and Benefits	$55,473	$45,928	$45,406

1          Certain prior period information has been reclassified to conform to current presentation.

Bank of Hawaii Corporation and Subsidiaries

Loan and Lease Portfolio Balances (Unaudited)					Table 9
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2008	2007 [1]	2007 [1]	2007 [1]	2007 [1]
Commercial
Commercial and Industrial	$1,079,772	$1,054,355	$1,065,258	$1,065,155	$1,042,174
Commercial Mortgage	650,638	634,483	627,329	619,668	611,784
Construction	190,521	208,670	254,062	261,478	245,951
Lease Financing	465,945	481,882	478,988	480,358	460,837
Total Commercial	2,386,876	2,379,390	2,425,637	2,426,659	2,360,746
Consumer
Residential Mortgage	2,530,207	2,508,261	2,510,313	2,505,073	2,495,141
Home Equity	967,146	972,995	953,713	938,261	938,135
Automobile	430,920	443,011	440,525	425,672	424,062
Other [2]	264,188	277,204	269,727	270,461	289,068
Total Consumer	4,192,461	4,201,471	4,174,278	4,139,467	4,146,406
Total Loans and Leases	$6,579,337	$6,580,861	$6,599,915	$6,566,126	$6,507,152

Air Transportation Credit Exposure [3] (Unaudited)
	March 31,	December 31,	March 31,
(dollars in thousands)	2008	2007	2007
Passenger Carriers Based In the United States	$61,190	$64,947	$65,731
Passenger Carriers Based Outside the United States	7,258	19,078	19,326
Cargo Carriers	13,472	13,390	13,254
Total Air Transportation Credit Exposure	$81,920	$97,415	$98,311

1          Certain prior period information has been reclassified to conform to current presentation.

2          Comprised of other revolving credit, installment, and lease financing.

3          Exposure includes loans, leveraged leases and operating leases.

Bank of Hawaii Corporation and Subsidiaries

Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More (Unaudited)					Table 10
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2008	2007 [1]	2007 [1]	2007 [1]	2007 [1]
Non-Performing Assets
Non-Accrual Loans and Leases
Commercial
Commercial and Industrial	$794	$598	$359	$265	$273
Commercial Mortgage	—	112	123	130	38
Lease Financing	504	297	—	914	—
Total Commercial	1,298	1,007	482	1,309	311
Consumer
Residential Mortgage	3,235	2,681	3,237	3,844	4,345
Home Equity	1,187	1,414	436	899	476
Other [2]	31	—	—	214	242
Total Consumer	4,453	4,095	3,673	4,957	5,063
Total Non-Accrual Loans and Leases	5,751	5,102	4,155	6,266	5,374
Foreclosed Real Estate	294	184	105	48	462
Total Non-Performing Assets	$6,045	$5,286	$4,260	$6,314	$5,836

Accruing Loans and Leases Past Due 90 Days or More
Commercial
Commercial and Industrial	$24	$—	$—	$—	$—
Lease Financing	—	—	—	—	4
Consumer
Residential Mortgage	3,892	4,884	639	188	706
Home Equity	328	413	115	60	219
Automobile	865	1,174	734	397	533
Other [2]	725	1,112	944	761	918
Total Consumer	5,810	7,583	2,432	1,406	2,376
Total Accruing Loans and Leases Past Due 90 Days or More	$5,834	$7,583	$2,432	$1,406	$2,380

Total Loans and Leases	$6,579,337	$6,580,861	$6,599,915	$6,566,126	$6,507,152

Ratio of Non-Accrual Loans and Leases to Total Loans and Leases	0.09%	0.08%	0.06%	0.10%	0.08%

Ratio of Non-Performing Assets to Total Loans and Leases and Foreclosed Real Estate	0.09%	0.08%	0.06%	0.10%	0.09%

Ratio of Commercial Non-Performing Assets to Total Commercial Loans and Leases	0.05%	0.04%	0.02%	0.05%	0.01%

Ratio of Consumer Non-Performing Assets to Total Consumer Loans and Leases and Foreclosed Real Estate	0.11%	0.10%	0.09%	0.12%	0.13%

Ratio of Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More to Total Loans and Leases	0.18%	0.20%	0.10%	0.12%	0.13%

Quarter to Quarter Changes in Non-Performing Assets
Balance at Beginning of Quarter	$5,286	$4,260	$6,314	$5,836	$6,407
Additions	2,614	1,866	662	2,279	1,548
Reductions
Payments	(386)	(256)	(1,741)	(804)	(1,150)
Return to Accrual Status	(944)	(214)	(787)	(473)	(435)
Sales of Foreclosed Real Estate	—	(161)	(48)	(326)	(56)
Charge-offs / Write-downs	(525)	(209)	(140)	(198)	(478)
Total Reductions	(1,855)	(840)	(2,716)	(1,801)	(2,119)
Balance at End of Quarter	$6,045	$5,286	$4,260	$6,314	$5,836

1          Certain prior period information has been reclassified to conform to current presentation.

2          Comprised of other revolving credit, installment, and lease financing.

Bank of Hawaii Corporation and Subsidiaries

Reserve for Credit Losses (Unaudited)			Table 11
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands)	2008	2007 [1]	2007 [1]
Balance at Beginning of Period	$96,167	$96,167	$96,167
Loans and Leases Charged-Off
Commercial
Commercial and Industrial	(1,389)	(1,008)	(805)
Lease Financing	(134)	—	(22)
Consumer
Residential Mortgage	—	(122)	—
Home Equity	(806)	(333)	(102)
Automobile	(2,915)	(2,697)	(3,081)
Other [2]	(2,803)	(3,023)	(2,633)
Total Loans and Leases Charged-Off	(8,047)	(7,183)	(6,643)
Recoveries on Loans and Leases Previously Charged-Off
Commercial
Commercial and Industrial	986	285	277
Commercial Mortgage	—	—	85
Lease Financing	3	3	2,081
Consumer
Residential Mortgage	78	18	135
Home Equity	21	170	65
Automobile	796	602	671
Other [2]	736	662	698
Total Recoveries on Loans and Leases Previously Charged-Off	2,620	1,740	4,012
Net Loans and Leases Charged-Off	(5,427)	(5,443)	(2,631)
Provision for Credit Losses	14,427	5,443	2,631
Balance at End of Period [3]	$105,167	$96,167	$96,167

Components
Allowance for Loan and Lease Losses	$99,998	$90,998	$90,998
Reserve for Unfunded Commitments	5,169	5,169	5,169
Total Reserve for Credit Losses	$105,167	$96,167	$96,167

Average Loans and Leases Outstanding	$6,587,918	$6,581,183	$6,561,848

Ratio of Net Loans and Leases Charged-Off to Average Loans and Leases Outstanding (annualized)	0.33%	0.33%	0.16%
Ratio of Allowance for Loan and Lease Losses to Loans and Leases Outstanding	1.52%	1.38%	1.40%

1          Certain prior period information has been reclassified to conform to current presentation.

2          Comprised of other revolving credit, installment, and lease financing.

3          Included in this analysis is activity related to the Company’s reserve for unfunded commitments, which is separately recorded in other liabilities in the Consolidated Statements of Condition (Unaudited).

Bank of Hawaii Corporation and Subsidiaries

Business Segments Selected Financial Information (Unaudited)						Table 12
	Retail	Commercial	Investment			Consolidated
(dollars in thousands)	Banking	Banking	Services	Total	Treasury	Total
Three Months Ended March 31, 2008
Net Interest Income (Loss)	$58,423	$42,835	$3,870	$105,128	$(2,948)	$102,180
Provision for Credit Losses	2,922	3,256	—	6,178	8,249	14,427
Net Interest Income (Loss) After Provision for Credit Losses	55,501	39,579	3,870	98,950	(11,197)	87,753
Noninterest Income	28,546	22,249	18,261	69,056	17,069	86,125
Noninterest Expense	(43,769)	(24,721)	(16,863)	(85,353)	(8,079)	(93,432)
Income (Loss) Before Provision for Income Taxes	40,278	37,107	5,268	82,653	(2,207)	80,446
Provision for Income Taxes	(14,903)	(13,736)	(1,949)	(30,588)	7,357	(23,231)
Allocated Net Income	25,375	23,371	3,319	52,065	5,150	57,215
Allowance Funding Value	(176)	(845)	(13)	(1,034)	1,034	—
Provision for Credit Losses	2,922	3,256	—	6,178	8,249	14,427
Economic Provision	(2,143)	(3,236)	(83)	(5,462)	(1)	(5,463)
Tax Effect of Adjustments	(223)	305	35	117	(3,434)	(3,317)
Income Before Capital Charge	25,755	22,851	3,258	51,864	10,998	62,862
Capital Charge	(4,778)	(4,097)	(1,475)	(10,350)	(8,955)	(19,305)
Net Income After Capital Charge (NIACC)	$20,977	$18,754	$1,783	$41,514	$2,043	$43,557

RAROC (ROE for the Company)	54%	56%	22%	50%	56%	30%

Total Assets as of March 31, 2008	$3,681,693	$3,066,272	$232,882	$6,980,847	$3,841,954	$10,822,801

	Retail	Commercial	Investment			Consolidated
	Banking	Banking	Services	Total	Treasury	Total
Three Months Ended March 31, 2007 [1]
Net Interest Income	$54,401	$39,171	$3,525	$97,097	$1,040	$98,137
Provision for Credit Losses	1,545	1,098	—	2,643	(12)	2,631
Net Interest Income After Provision for Credit Losses	52,856	38,073	3,525	94,454	1,052	95,506
Noninterest Income	25,580	12,213	19,147	56,940	4,020	60,960
Noninterest Expense	(41,334)	(22,920)	(15,683)	(79,937)	(2,186)	(82,123)
Income Before Provision for Income Taxes	37,102	27,366	6,989	71,457	2,886	74,343
Provision for Income Taxes	(13,727)	(9,873)	(2,586)	(26,186)	(822)	(27,008)
Allocated Net Income	23,375	17,493	4,403	45,271	2,064	47,335
Allowance Funding Value	(146)	(757)	(10)	(913)	913	—
Provision for Credit Losses	1,545	1,098	—	2,643	(12)	2,631
Economic Provision	(1,869)	(3,275)	(81)	(5,225)	—	(5,225)
Tax Effect of Adjustments	174	1,085	34	1,293	(333)	960
Income Before Capital Charge	23,079	15,644	4,346	43,069	2,632	45,701
Capital Charge	(5,084)	(4,479)	(1,533)	(11,096)	(8,459)	(19,555)
Net Income (Loss) After Capital Charge (NIACC)	$17,995	$11,165	$2,813	$31,973	$(5,827)	$26,146

RAROC (ROE for the Company)	51%	39%	32%	43%	8%	27%

Total Assets as of March 31, 2007 [1]	$3,597,814	$3,039,943	$211,239	$6,848,996	$3,642,961	$10,491,957

1          Certain prior period information has been reclassified to conform to the current presentation.

Bank of Hawaii Corporation and Subsidiaries

Selected Quarterly Financial Data (Unaudited)					Table 13
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except per share amounts)	2008	2007	2007	2007	2007
Quarterly Operating Results
Interest Income
Interest and Fees on Loans and Leases	$104,413	$111,270	$112,787	$112,026	$110,298
Income on Investment Securities
Trading	1,160	814	1,114	1,357	1,618
Available-for-Sale	34,251	33,591	33,486	31,563	30,961
Held-to-Maturity	3,239	3,440	3,616	3,827	4,052
Deposits	195	309	1,086	96	58
Funds Sold	992	356	1,103	533	1,058
Other	426	395	364	364	333
Total Interest Income	144,676	150,175	153,556	149,766	148,378
Interest Expense
Deposits	27,465	33,158	37,613	33,701	33,375
Securities Sold Under Agreements to Repurchase	10,617	11,754	11,726	11,665	11,886
Funds Purchased	633	1,936	1,654	1,452	923
Short-Term Borrowings	34	91	87	91	87
Long-Term Debt	3,747	3,789	3,920	3,979	3,970
Total Interest Expense	42,496	50,728	55,000	50,888	50,241
Net Interest Income	102,180	99,447	98,556	98,878	98,137
Provision for Credit Losses	14,427	5,443	4,070	3,363	2,631
Net Interest Income After Provision for Credit Losses	87,753	94,004	94,486	95,515	95,506
Noninterest Income
Trust and Asset Management	15,086	15,812	15,146	16,135	15,833
Mortgage Banking	4,297	2,027	3,848	2,479	3,371
Service Charges on Deposit Accounts	12,083	12,302	11,919	11,072	10,967
Fees, Exchange, and Other Service Charges	16,101	16,743	16,465	16,556	16,061
Investment Securities Gains, Net	130	105	789	575	16
Insurance	7,130	4,629	7,446	4,887	6,215
Other	31,298	8,639	5,629	6,324	8,497
Total Noninterest Income	86,125	60,257	61,242	58,028	60,960
Noninterest Expense
Salaries and Benefits	55,473	45,928	44,944	44,587	45,406
Net Occupancy	10,443	10,300	10,267	9,695	9,811
Net Equipment	4,321	4,745	4,871	4,871	4,787
Professional Fees	2,613	3,695	2,369	2,599	2,543
Other	20,582	27,334	18,999	18,080	19,576
Total Noninterest Expense	93,432	92,002	81,450	79,832	82,123
Income Before Provision for Income Taxes	80,446	62,259	74,278	73,711	74,343
Provision for Income Taxes	23,231	21,399	26,499	25,982	27,008
Net Income	$57,215	$40,860	$47,779	$47,729	$47,335

Basic Earnings Per Share	$1.19	$0.84	$0.98	$0.97	$0.96
Diluted Earnings Per Share	$1.18	$0.83	$0.96	$0.95	$0.94

Balance Sheet Totals
Total Assets	$10,822,801	$10,472,942	$10,549,595	$10,722,568	$10,491,957
Loans and Leases	6,579,337	6,580,861	6,599,915	6,566,126	6,507,152
Total Deposits	8,102,855	7,942,372	7,875,166	8,314,404	7,952,937
Total Shareholders’ Equity	766,747	750,255	731,697	708,806	711,031

Performance Ratios
Net Income to Average Total Assets	2.16%	1.55%	1.79%	1.84%	1.83%
Net Income to Average Shareholders’ Equity	29.88	21.51	26.02	26.30	27.00
Efficiency Ratio [1]	49.62	57.61	50.97	50.88	51.62
Net Interest Margin [2]	4.17	4.12	4.03	4.12	4.07

1          Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and total noninterest income).

2          Net interest margin is defined as net interest income, on a taxable equivalent basis, as a percentage of average earning assets.